EXHIBIT 23.1




                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-56260, 333-56256, 333-54272, 333-43648 and 333-43578 of VINA Technologies,
Inc. and its subsidiaries on Form S-8 of our report dated January 21, 2002, August 14, 2002 as to Note 16 (which expresses an unqualifed opinion and includes an explanatory paragraph related to the restatement described in Note
16), appearing in this Annual Report on Form 10-K/A of VINA Technologies, Inc. for the year ended December 31, 2001.




/s/ DELOITTE & TOUCHE LLP

San Jose, California
August 14, 2002